UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 05, 2025

BrightSpring Health Services, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-41938	82-2956404
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

805 N. Whittington Parkway
Louisville, Kentucky		40222
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 502 394-2100

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	BTSG	The Nasdaq Stock Market LLC
6.75% Tangible Equity Units	BTSGU	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective on March 4, 2025, Jennifer Phipps, the current Chief Accounting Officer of BrightSpring Health Services, Inc. (the “Company”), was promoted to Chief Financial Officer. Ms. Phipps succeeds Jim Mattingly, whose transition and departure was not a result of any disagreement with the Company or any matter relating to the Company’s operations, policies or practices. In connection with her appointment, Ms. Phipps’s annual base salary will be increased to $500,000 and her short-term incentive opportunity will be increased to a target of 100% of her annual base salary. The terms of Mr. Mattingly’s departure will be disclosed in a subsequent Form 8-K.

Prior to her appointment as Chief Financial Officer, Ms. Phipps, age 43, has served as the Company’s Senior Vice President and Chief Accounting Officer since January 2017 and as Principal Accounting Officer since the Company’s initial public offering in January 2024, as well as Chief Financial Officer of the Company’s Home Health and Hospice business lines since January 2023. In her capacity at the Company Ms. Phipps has also managed and overseen the organization’s procurement, real estate, and tax departments and played a leadership role in all financial systems processes and enhancements and all financially related acquisitions and divestitures activities. Prior to joining the Company in 2017, Ms. Phipps served in various accounting and SEC reporting leadership roles over time at Cardinal Health from 2009 to 2017. Prior to that, she worked in public accounting at Ernst & Young from 2003 to 2009. Ms. Phipps holds an active CPA license and earned her Bachelor of Science in Business Administration in accounting and Master of Accounting from The Ohio State University.

There are no arrangements or understandings between Ms. Phipps and any other person pursuant to which she was appointed to serve as the Company’s Chief Financial Officer and principal financial officer. Ms. Phipps has no family relationship with any director or executive officer of the Company, and she has no direct or indirect interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 7.01 Regulation FD Disclosure.

On March 5, 2025, the Company issued a press release to announce the appointment of Ms. Phipps as Chief Financial Officer. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference in this Item 7.01.

The information furnished under this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that section and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as otherwise expressly stated by specific reference in any such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release of BrightSpring Health Services, Inc., dated March 5, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRIGHTSPRING HEALTH SERVICES, INC.

Date:	March 5, 2025	By:	/s/ Jennifer Phipps
		Name: Title:	Jennifer Phipps Executive Vice President and Chief Financial Officer